UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On May 19, 2008, Chesapeake Energy Corporation (the "Company")  issued a press release announcing an offering of $800 million of senior notes due 2018 and also issued a press release announcing an offering of $500 million of contingent convertible notes due 2038.   Copies of these press releases are attached hereto as exhibits 99.1 and 99.2.

On May 20, 2008, the Comapny issued a press release announcing the pricing of the previously announced offering of senior notes due 2018 and also issued a press release announcing the pricing of the previously announced offering of contingent convertible notes due 2038.  Copies of these press releases are attached hereto as exhibits 99.3 and 99.4.

Section 9 – Financial Statements and Exhibits

Item 9.01  Final Statements and Exhibits

(c) Exhibits

Exhibit No.	Document Description

99.1	Press release dated May 19, 2008 announcing offering of $800 million of senior notes due 2018

99.2	Press release dated May 19, 2008 announcing offering of $500 million of contingent convertible senior notes due 2038

99.3	Press release dated May 20, 2008 announcing pricing of 7.25% Senior Notes due 2018

99.4	Press release dated May 20, 2008 announcing pricing of 2.25% Contingent Convertible Senior Notes due 2038

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

May 23, 2008	By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press release dated May 19, 2008 announcing offering of $800 million of senior notes due 2018

99.2	Press release dated May 19, 2008 announcing offering of $500 million of contingent convertible senior notes due 2038

99.3	Press release dated May 20, 2008 announcing pricing of 7.25% Senior Notes due 2018

99.4	Press release dated May 20, 2008 announcing pricing of 2.25% Contingent Convertible Senior Notes due 2038